Exhibit 99.1

FOR IMMEDIATE RELEASE

February 22, 2012

Media Relations Contact:

Andrew Shane

972/453-6473

andrew.shane@supermedia.com

Investor Relations Contact:

Cliff Wilson

972/453-6188

cliff.wilson@supermedia.com

SuperMedia Announces Fourth Quarter and Full Year 2011 Results

2011 Highlights:

•                  Debt reduced by $426 million during 2011 for a total reduction of over $1 billion since January 2010.

•                  Significant cost structure improvements.

DALLAS — SuperMedia (NASDAQ:SPMD) today announced its financial results for the fourth quarter and full year 2011.

“We believe we made good progress during 2011, as expense reduction initiatives drove adjusted EBITDA results of $602 million, reflecting improved EBITDA margin.  Utilization of related cash flows and efforts to efficiently deleverage also allowed us to reduce our debt,” said president and CEO Peter McDonald.  “Initiatives in these areas continue into 2012.

“In addition, we recognize the small and medium businesses in our markets need a trusted marketing advisor to navigate the confusing proliferation of local media choices across search, mobile, social and traditional media. We are very focused on being that trusted marketing partner as we continue to work to improve our revenue trends with our new sales approach.”

Fourth Quarter and Full Year Results Summary

	Quarter Ended				Year Ended
	December 31,		Percentage		December 31,		Percentage
	2011	2010	Inc/(Dec)		2011	2010	Inc/(Dec)

Revenue — GAAP	$384	$426	-9.9%		$1,642	$1,176	39.6%
Adjusted Revenue - non-GAAP*	$384	$468	-17.9%		$1,642	$2,002	-18.0%

EBITDA - non-GAAP	$133	$126	5.6%		$-424	$90	nm
Adjusted EBITDA - non-GAAP*	$139	$151	-7.9%		$602	$651	-7.5%

EBITDA margin - non-GAAP	34.6%	29.6%	+500	bps	-25.8%	7.7%	-340	bps
Adjusted EBITDA - non-GAAP*	36.2%	32.3%	+390	bps	36.7%	32.5%	+420	bps

Ad Sales	-16.1%	-15.3%	-80	bps	-16.8%	-16.9%	10	bps

Free Cash Flow(1) - non-GAAP					$225	$464

Total Debt at December 31					$1,745	$2,171

*2010 includes pro forma adjustments

SuperMedia reports financial results in accordance with United States generally accepted accounting principles (“GAAP”) and on a non-GAAP basis, referred to as “adjusted and adjusted pro forma”. Our non-GAAP basis measures are described and reconciled to the corresponding GAAP measures in the accompanying financial schedules. These results were adjusted for certain unique costs including an impairment charge, reorganization items, severance costs, restructuring costs and certain other non-recurring costs and the impact of fresh start accounting in 2010.

EBITDA is determined by adjusting net income for interest, taxes, gain on early extinguishment of debt, reorganization items, depreciation and amortization.  EBITDA margin is calculated by dividing EBITDA by total operating revenue.  Management believes that EBITDA and EBITDA margin are useful to investors and other users of our financial information in evaluating our operating performance.  EBITDA and EBITDA margin are used internally to evaluate current operating expense efficiency and operating profitability by excluding interest, taxes, gain on early extinguishment of debt, reorganization, depreciation and amortization items. In addition, EBITDA is used internally for incentive compensation purposes.

(1)Free cash flow is cash provided by operating activities less capital expenditures (including capitalized software).

Fourth quarter (Q4) 2011 GAAP operating revenue was $384 million compared to $426 million in Q4 2010.  Q4 2011  non-GAAP operating revenue of $384 million declined 17.9 percent compared to Q4 2010 non-GAAP adjusted pro forma operating revenue of $468 million (adjusted pro forma explanation see note below: “Basis of Presentation and Non-GAAP Financial Measures”).

Full year 2011 GAAP operating revenue was $1,642 million compared to $1,176 million GAAP operating revenue for full year 2010.  Full year non GAAP operating revenue of $1,642 million declined 18.0 percent compared to 2010 non-GAAP adjusted pro forma operating revenue of $2,002 million.

Q4 2011 EBITDA, a non-GAAP measure, was $133 million compared to Q4 2010 EBITDA of $126 million. Q4 2011 EBITDA margin was 34.6 percent compared to Q4 2010 EBITDA margin of 29.6 percent. Q4 2011 adjusted EBITDA was $139 million compared to Q4 2010 adjusted pro forma EBITDA of $151 million, a decline of 7.9 percent. Q4 2011 adjusted EBITDA margin was 36.2 percent, a 390 basis point improvement, compared to Q4 2010 adjusted pro forma EBITDA margin of 32.3 percent.

Full year 2011 EBITDA, a non-GAAP measure, was a loss of $424 million, primarily due to the impairment charge of $1,003 million in the third quarter.  Full year 2010 EBITDA was $90 million.  Full year 2011 EBITDA margin was negative 25.8 percent compared to full year 2010 EBITDA margin of 7.7 percent.  Full year 2011 adjusted EBITDA was $602 million compared to 2010 adjusted pro forma EBITDA of $651 million, a decline of 7.5 percent.  Full year 2011 adjusted EBITDA margin was 36.7 percent, a 420 basis point improvement, compared to 2010 adjusted pro forma EBITDA margin of 32.5 percent.

Q4 2011 advertising sales, a non-GAAP measure, declined 16.1 percent, compared to a decline of 15.3 percent reported for the same period in 2010.  Full year 2011 advertising sales declined 16.8(1) percent, compared to a decline of 16.9 percent for the same period in 2010.

Full year 2011 free cash flow, a non-GAAP measure, was $225 million, representing cash provided by operating activities of $244 million, less capital expenditures (including capitalized software) of $19 million.  Full year 2010 free cash flow was $464 million, representing cash provided by operating activities of $509 million, less capital expenditures (including capitalized software) of $45 million.  Free cash flow in 2011 includes a tax payment of $72 million related to 2010 tax obligations and 2010 free cash flow includes a federal income tax refund of $94 million.  Cash on hand as of December 31, 2011 was $90 million.

SuperMedia reduced its total debt obligation by $426 million in 2011.  As of December 31, 2011, the total debt balance was $1,745 million, a reduction of over $1 billion in the last two years.

Earnings Call and Webcast Information

Individuals within the United States can access the earnings call by dialing 888/603-6873. International participants should dial 973/582-2706. The pass code for the call is: 47153760. In order to ensure a prompt start time, please dial into the call by 9:50am (Eastern) this morning. A replay of the teleconference will be available at 800/585-8367.

(1)  Advertising sales for the year ended December 31, 2011 include negative adjustments of $11 million or 0.6 percent related to the financial distress and operational wind down of a single certified marketing representative in our third-party national sales channel.  Excluding this impact, advertising sales for the year ended December 31, 2011 would have reflected a decline of 16.2 percent.  As of June 2011, these accounts have been transitioned to other certified marketing representative firms.

International callers can access the replay by calling 404/537-3406. The replay pass code is: 47153760. The replay will be available through March 10, 2012. In addition, a live Web cast will be available on SuperMedia’s Web site in the Investor Relations section at www.supermedia.com.

Basis of Presentation and Non-GAAP Financial Measures

Upon emergence from bankruptcy on December 31, 2009, SuperMedia adopted fresh start accounting in accordance with GAAP. Accordingly, SuperMedia’s 2010 financial results were significantly affected. On December 31, 2009, the balances in deferred revenue and deferred directory costs were adjusted to their fair value of zero, which had a significant non-cash impact on 2010 consolidated statement of operations. Included in the 2011 and 2010 financial statements are adjustments made in order to provide investors with financial results more closely aligned to SuperMedia’s internal measurement.  Pro forma adjustments are transactions related to the fresh start accounting included in the 2010 financial statements.  Adjustments and pro forma adjustments are utilized to assist in the comparability of the periods presented.

For the readers’ convenience, the financial information accompanying this release provides a reconciliation of GAAP to non-GAAP and adjusted pro forma non-GAAP results.  SuperMedia believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance. Specifically, SuperMedia believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that SuperMedia believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring SuperMedia’s performance and SuperMedia believes that it is providing investors with financial measures that most closely align to its internal measurement processes.

###

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and industry in general. Statements that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “preliminary,” “intend,” “plan,” “project,” “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these financial statements. We believe that these factors include, but are not limited to, the following:

•                  our inability to provide assurance for the long-term continued viability of our business;

•                  reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue;

•                  declining use of print yellow pages directories by consumers;

•                  competition from other yellow pages directory publishers and other traditional and new media;

•                  our ability to anticipate or respond to changes in technology and user preferences;

•                  changes in our operating performance;

•                  limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit agreement;

•                  failure to comply with the financial covenants and other restrictive covenants in our credit agreement;

•                  limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings;

•                  changes in the availability and cost of paper and other raw materials used to print our directories;

•                  our reliance on third-party providers for printing, publishing and distribution services;

•                  credit risk associated with our reliance on small- and medium-sized businesses as clients;

•                  our ability to attract and retain qualified key personnel;

•                  our ability to maintain good relations with our unionized employees;

•                  changes in labor, business, political and economic conditions;

•                  changes in governmental regulations and policies and actions of federal, state and local municipalities; and

•                  the outcome of pending or future litigation and other claims.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this and other reports we file with the Securities and Exchange Commission (“SEC”), including the information in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2011 and in all subsequent filings with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this report are expressly qualified in their entirety by these cautionary statements.  The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About SuperMedia

SuperMedia Inc. (NASDAQ: SPMD) helps small- and medium-sized businesses grow through effective local marketing solutions across print, online, mobile and social media. SuperMedia solutions include: the award-winning SuperGuarantee® program, Superpages® directories, published for Verizon®, FairPoint® and Frontier®, Superpages.com®, EveryCarListed.com®, Superpages for your mobile and Superpages direct mail products. For more information, visit www.supermedia.com.

SPMD-G

SuperMedia Inc.

Consolidated Statements of Operations

Reported (GAAP)

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010 (2)

(dollars in millions, except per share amounts)

	Year Ended	Year Ended
Unaudited	12/31/11	12/31/10	% Change

Operating Revenue	$1,642	$1,176	39.6

Operating Expense
Selling	435	470	(7.4)
Cost of sales (exclusive of depreciation and amortization)	408	418	(2.4)
General and administrative	220	198	11.1
Depreciation and amortization	172	186	(7.5)
Impairment charge	1,003	—	NM
Total Operating Expense	2,238	1,272	75.9

Operating (Loss)	(596)	(96)	NM
Interest expense, net	227	278	(18.3)
(Loss) Before Reorganization Items, Gain on Early Extinguishment of Debt and Provision (Benefit) for Income Taxes	(823)	(374)	120.1

Reorganization items	(2)	(5)	(60.0)
Gain on early extinguishment of debt	116	76	52.6

(Loss) Before Provision (Benefit) for Income Taxes	(709)	(303)	134.0
Provision (benefit) for income taxes	62	(107)	NM
Net (Loss)	$(771)	$(196)	NM

Basic and Diluted (Loss) per Common Share (1)	$(51.04)	$(13.04)	NM
Basic and diluted weighted-average common shares outstanding	15.1	15.0

These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-K.  Our 2010 financial results were impacted by our adoption of fresh start accounting in December 2009.  As a result, our 2011 financial results are not comparable to our 2010 financial results.

Notes:

(1)  Equity based awards granted had no impact on the calculation of diluted earnings per common share.

(2)  Results for the year ended December 31, 2010 include a $40 million general and administrative expense reduction related to the favorable non-recurring, non-cash resolution of state operating tax claims.

SuperMedia Inc.

Consolidated Statements of Operations

Reported (GAAP)

Three Months Ended December 31, 2011 Compared to Three Months Ended December 31, 2010

(dollars in millions, except per share amounts)

	3 Mos. Ended	3 Mos. Ended
Unaudited	12/31/11	12/31/10	% Change

Operating Revenue	$384	$426	(9.9)

Operating Expense
Selling	101	126	(19.8)
Cost of sales (exclusive of depreciation and amortization)	96	118	(18.6)
General and administrative	54	56	(3.6)
Depreciation and amortization	41	46	(10.9)
Total Operating Expense	292	346	(15.6)

Operating Income	92	80	15.0
Interest expense, net	55	66	(16.7)
Income Before Reorganization Items, Gain on Early Extinguishment of Debt and Provision for Income Taxes	37	14	164.3

Reorganization items	(1)	—	NM
Gain on early extinguishment of debt	116	76	52.6

Income Before Provision for Income Taxes	152	90	68.9
Provision for income taxes	14	34	(58.8)
Net Income	$138	$56	146.4

Basic and Diluted Earnings per Common Share (1) (2)	$8.86	$3.67	141.4
Basic and diluted weighted-average common shares outstanding	15.1	15.0

Notes:

(1)  Equity based awards granted had no impact on the calculation of diluted earnings per common share.

(2)  Net income allocated to participating securities (unvested restricted stock awards) which are eligible to receive dividend equivalents is excluded from the calculation of EPS. The amount excluded from earnings per common share for the quarters ended December 31, 2011 and December 31, 2010 was $3 million and $1 million, respectively.

SuperMedia Inc.

Consolidated Statements of Operations

Adjusted and Adjusted Pro Forma (Non-GAAP) (1)

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010 (2)

(dollars in millions, except per share amounts)

	Year Ended	Year Ended
Unaudited	12/31/11	12/31/10	% Change

Operating Revenue	$1,642	$2,002	(18.0)

Operating Expense
Selling	435	578	(24.7)
Cost of sales (exclusive of depreciation and amortization)	408	523	(22.0)
General and administrative	197	250	(21.2)
Depreciation and amortization	172	186	(7.5)
Impairment charge	—	—	NM
Total Operating Expense	1,212	1,537	(21.1)

Operating Income	430	465	(7.5)
Interest expense, net	227	278	(18.3)
Income Before Reorganization Items, Gain on Early Extinguishment of Debt and Provision for Income Taxes	203	187	8.6

Reorganization items	—	—	NM
Gain on early extinguishment of debt	—	—	NM

Income Before Provision for Income Taxes	203	187	8.6
Provision for income taxes	78	70	11.4
Net Income	$125	$117	6.8

Notes:

(1)  These consolidated statements of operations provide a comparison of the twelve months ended December 31, 2011 adjusted results to the twelve months ended December 31, 2010 adjusted pro forma results.  The following schedules provide reconciliations from our reported GAAP results to adjusted and adjusted pro forma non-GAAP results for the periods shown above.

(2)  Results for the year ended December 31, 2010 include a $40 million general and administrative expense reduction related to the favorable non-recurring, non-cash resolution of state operating tax claims.

SuperMedia Inc.

Consolidated Statements of Operations

Adjusted and Adjusted Pro Forma (Non-GAAP) (1)

Three Months Ended December 31, 2011 Compared to Three Months Ended December 31, 2010

(dollars in millions, except per share amounts)

	3 Mos. Ended	3 Mos. Ended
Unaudited	12/31/11	12/31/10	% Change

Operating Revenue	$384	$468	(17.9)

Operating Expense
Selling	101	136	(25.7)
Cost of sales (exclusive of depreciation and amortization)	96	123	(22.0)
General and administrative	48	58	(17.2)
Depreciation and amortization	41	46	(10.9)
Total Operating Expense	286	363	(21.2)

Operating Income	98	105	(6.7)
Interest expense, net	55	66	(16.7)
Income Before Reorganization Items, Gain on Early Extinguishment of Debt and Provision for Income Taxes	43	39	10.3

Reorganization items	—	—	NM
Gain on early extinguishment of debt	—	—	NM

Income Before Provision for Income Taxes	43	39	10.3
Provision for income taxes	18	16	12.5
Net Income	$25	$23	8.7

Notes:

(1)  These consolidated statements of operations provide a comparison of the three months ended December 31, 2011 adjusted results to the three months ended December 31, 2010 adjusted pro forma results.  The following schedules provide reconciliations from our reported GAAP results to adjusted and adjusted pro forma non-GAAP results for the periods shown above.

SuperMedia Inc.

Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted (Non-GAAP)

Year Ended December 31, 2011

(dollars in millions, except per share amounts)

		Adjustments
Unaudited	Year Ended 12/31/11 Reported (GAAP)	Severance, Reorganization and Other Items(3)	Gain on Early Extinguishment of Debt (4)	Impairment Charge (5)	Year Ended 12/31/11 Adjusted (Non-GAAP)

Operating Revenue	$1,642	$—	$—	$—	$1,642

Operating Expense
Selling	435	—	—	—	435
Cost of sales (exclusive of depreciation and amortization)	408	—	—	—	408
General and administrative	220	(23)	—	—	197
Depreciation and amortization	172	—	—	—	172
Impairment charge	1,003	—	—	(1,003)	—
Total Operating Expense	2,238	(23)	—	(1,003)	1,212

Operating Income (Loss)	(596)	23	—	1,003	430
Interest expense, net	227	—	—	—	227
Income (Loss) Before Reorganization Items, Gain on Early Extinguishment of Debt and Provision for Income Taxes	(823)	23	—	1,003	203

Reorganization items	(2)	2	—	—	—
Gain on early extinguishment of debt	116	—	(116)	—	—

Income (Loss) Before Provision for Income Taxes	(709)	25	(116)	1,003	203
Provision for income taxes	62	10	—	6	78
Net Income (Loss)	$(771)	$15	$(116)	$997	$125

Basic and Diluted (Loss) per Common Share	$(51.04)

Operating Income (Loss)	$(596)	$23	$—	$1,003	$430
Depreciation and Amortization	172	—	—	—	172
EBITDA (non-GAAP) (1)	$(424)	$23	$—	$1,003	$602

Operating income (loss) margin (2)	-36.3%				26.2%
Impact of depreciation and amortization	10.5%				10.5%
EBITDA margin (non-GAAP) (1)	-25.8%				36.7%

Notes:

(1)   EBITDA is a non-GAAP measure that represents earnings before interest, taxes, gain on early extinguishment of debt, reorganization items, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

(2)   Operating income (loss) margin is calculated by dividing operating income (loss) by operating revenue.

(3)   Severance costs of $13 million are associated with headcount reductions.  Other items includes charges associated with a non-recurring vendor settlement and facility exit costs. Reorganization items of $2 million represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

(4)   Gain on early extinguishment of debt represents the gain associated with the purchase of a portion of the Company’s debt below par value.

(5)   Includes a non-cash impairment charge associated with the write down of goodwill.

SuperMedia Inc.

Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted (Non-GAAP)

Three Months Ended December 31, 2011

(dollars in millions, except per share amounts)

		Adjustments
Unaudited	3 Mos. Ended 12/31/11 Reported (GAAP)	Severance, Reorganization and Other Items(3)	Gain on Early Extinguishment of Debt (4)	3 Mos. Ended 12/31/11 Adjusted (Non-GAAP)

Operating Revenue	$384	$—	$—	$384

Operating Expense
Selling	101	—	—	101
Cost of sales (exclusive of depreciation and amortization)	96	—	—	96
General and administrative	54	(6)	—	48
Depreciation and amortization	41	—	—	41
Total Operating Expense	292	(6)	—	286

Operating Income	92	6	—	98
Interest expense, net	55	—	—	55
Income Before Reorganization Items, Gain on Early Extinguishment of Debt and Provision for Income Taxes	37	6	—	43

Reorganization items	(1)	1	—	—
Gain on early extinguishment of debt	116		(116)	—

Income Before Provision for Income Taxes	152	7	(116)	43
Provision for income taxes	14	4	—	18
Net Income	$138	$3	$(116)	$25

Basic and Diluted Earnings per Common Share	$8.86

Operating Income	$92	$6	$—	$98
Depreciation and Amortization	41	—	—	41
EBITDA (non-GAAP) (1)	$133	$6	$—	$139

Operating Income margin (2)	23.9%			25.5%
Impact of depreciation and amortization	10.7%			10.7%
EBITDA margin (non-GAAP) (1)	34.6%			36.2%

Notes:

(1)   EBITDA is a non-GAAP measure that represents earnings before interest, taxes, gain on early extinguishment of debt, reorganization items, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

(2)   Operating income margin is calculated by dividing operating income by operating revenue.

(3)   Severance costs of $1 million are associated with headcount reductions.  Other items includes a facility exit charge.  Reorganization items of $1 million represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

(4)   Gain on early extinguishment of debt represents the gain associated with the purchase of a portion of the Company’s debt below par value.

SuperMedia Inc.

Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP) (8)

Year Ended December 31, 2010

(dollars in millions, except per share amounts)

		Adjustments					Pro Forma	Year Ended
	Year Ended	Restructuring				Year Ended	Items	12/31/10
Unaudited	12/31/10 Reported (GAAP)	and Other Severance Costs (3)	Reorganization Items (4)	Health Care Reform Act (5)	Gain on Early Extinguishment of Debt (6)	12/31/10 Adjusted (Non-GAAP)	Fresh Start Accounting Items (7)	Adjusted Pro Forma (Non-GAAP)

Operating Revenue	$1,176	$—	$—	$—	$—	$1,176	$826	$2,002

Operating Expense
Selling	470	—	—	—	—	470	108	578
Cost of sales (exclusive of depreciation and amortization)	418	—	—	—	—	418	105	523
General and administrative	198	(9)	—	—	—	189	61	250
Depreciation and amortization	186	—	—	—	—	186	—	186
Total Operating Expense	1,272	(9)	—	—	—	1,263	274	1,537

Operating Income (Loss)	(96)	9	—	—	—	(87)	552	465
Interest expense, net	278	—	—	—	—	278	—	278
Income (Loss) Before Reorganization Items, Gain on Early Extinguishment of Debt and Provision (Benefit) for Income Taxes	(374)	9	—	—	—	(365)	552	187

Reorganization items	(5)	—	5	—	—	—	—	—
Gain on early extinguishment of debt	76	—	—	—	(76)	—	—	—

Income (Loss) Before Provision (Benefit) for Income Taxes	(303)	9	5	—	(76)	(365)	552	187
Provision (benefit) for income taxes	(107)	4	2	(7)	(28)	(136)	206	70
Net Income (Loss)	$(196)	$5	$3	$7	$(48)	$(229)	$346	$117

Basic and Diluted (Loss) per Common Share	$(13.04)

Operating Income (Loss)	$(96)	$9	$—	$—	$—	$(87)	$552	$465
Depreciation and Amortization	186	—	—	—	—	186	—	186
EBITDA (non-GAAP) (1)	$90	$9	$—	$—	$—	$99	$552	$651

Operating income (loss) margin (2)	-8.1%					-7.4%		23.2%
Impact of depreciation and amortization	15.8%					15.8%		9.3%
EBITDA margin (non-GAAP) (1)	7.7%					8.4%		32.5%

Notes:

(1)

EBITDA is a non-GAAP measure that represents earnings before interest, taxes, gain on early extinguishment of debt, reorganization items, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

(2)	Operating income (loss) margin is calculated by dividing operating income (loss) by operating revenue.

(3)

Restructuring and other severance costs include costs associated with strategic organizational cost savings initiatives of $5 million and costs related to the termination of our former chief executive officer’s employment of $4 million.

(4)	Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

(5)	As a result of the passage of the Health Care Reform Act in March of 2010, the future benefit of certain deferred tax assets was eliminated, resulting in a charge in the year ended December 31, 2010.

(6)	Gain on early extinguishment of debt represents the gain associated with the purchase of a portion of the Company’s debt below par value.

(7)

Fresh start accounting items include adjustments for revenue and expense items that would have been otherwise amortized into the Company’s statement of operations but were written off at December 31, 2009 according to the rules of fresh start accounting.

(8)	Results include a $40 million general and administrative expense reduction related to the favorable non-recurring, non-cash resolution of state operating tax claims.

SuperMedia Inc.

Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)

Three Months Ended December 31, 2010

(dollars in millions, except per share amounts)

		Adjustments		Pro Forma	3 Mos. Ended
	3 Mos. Ended	Gain on Early	3 Mos. Ended	Items	12/31/10
Unaudited	12/31/10 Reported (GAAP)	Extinguishment of Debt and Other (3)	12/31/10 Adjusted (Non-GAAP)	Fresh Start Accounting Items (4)	Adjusted Pro Forma (Non-GAAP)
Operating Revenue	$426	$—	$426	$42	$468

Operating Expense
Selling	126	—	126	10	136
Cost of sales (exclusive of depreciation and amortization)	118	—	118	5	123
General and administrative	56	—	56	2	58
Depreciation and amortization	46	—	46	—	46
Total Operating Expense	346	—	346	17	363

Operating Income	80	—	80	25	105
Interest expense, net	66	—	66	—	66
Income Before Reorganization Items, Gain on Early Extinguishment of Debt and Provision for Income Taxes	14	—	14	25	39

Reorganization items	—	—	—	—	—
Gain on early extinguishment of debt	76	(76)	—	—	—

Income Before Provision for Income Taxes	90	(76)	14	25	39
Provision for income taxes	34	(28)	6	10	16
Net Income	$56	$(48)	$8	$15	$23

Basic and Diluted Earnings per Common Share	$3.67

Operating Income	$80	$—	$80	$25	$105
Depreciation and Amortization	46	—	46	—	46
EBITDA (non-GAAP) (1)	$126	$—	$126	$25	$151

Operating income margin (2)	18.8%		18.8%		22.5%
Impact of depreciation and amortization	10.8%		10.8%		9.8%
EBITDA margin (non-GAAP) (1)	29.6%		29.6%		32.3%

Notes:

(1)

EBITDA is a non-GAAP measure that represents earnings before interest, taxes, gain on early extinguishment of debt, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

(2)	Operating income margin is calculated by dividing operating income by operating revenue.

(3)	Gain on early extinguishment of debt and other represents the gain associated with the purchase of a portion of the Company’s debt below par value and other adjustments of less than $1 million.

(4)

Fresh start accounting items include adjustments for revenue and expense items that would have been otherwise amortized into the Company’s statement of operations but were written off at December 31, 2009 according to the rules of fresh start accounting.

SuperMedia Inc.
Consolidated Balance Sheets

Reported (GAAP)
As of December 31, 2011 and December 31, 2010
(dollars in millions)

Unaudited	12/31/2011	12/31/2010	$ Change

Assets
Current assets:
Cash and cash equivalents	$90	$174	$(84)
Accounts receivable, net of allowances of $59 and $89	147	210	(63)
Accrued taxes receivable	27	—	27
Deferred directory costs	155	199	(44)
Prepaid expenses and other	12	13	(1)
Total current assets	431	596	(165)
Property, plant and equipment	127	122	5
Less: accumulated depreciation	53	28	25
	74	94	(20)
Goodwill	704	1,707	(1,003)
Intangible assets, net	345	481	(136)
Pension assets	75	42	33
Other non-current assets	4	6	(2)
Total Assets	$1,633	$2,926	$(1,293)

Liabilities and Stockholders’ (Deficit)
Current liabilities:
Current maturities of long-term debt	$4	$—	$4
Accounts payable and accrued liabilities	126	236	(110)
Deferred revenue	82	114	(32)
Deferred tax liabilities	4	2	2
Other	18	17	1
Total current liabilities	234	369	(135)
Long-term debt	1,741	2,171	(430)
Employee benefit obligations	364	355	9
Non-current deferred tax liabilities	43	22	21
Unrecognized tax benefits	39	37	2
Other liabilities	—	2	(2)

Stockholders’ (deficit):
Common stock ($.01 par value; 60 million shares authorized, 15,468,740 and 15,489,936 shares issued and outstanding in 2011 and 2010, respectively)	—	—	—
Additional paid-in capital	210	206	4
Retained (deficit)	(967)	(196)	(771)
Accumulated other comprehensive (loss)	(31)	(40)	9
Total stockholders’ (deficit)	(788)	(30)	(758)
Total Liabilities and Stockholders’ (Deficit)	$1,633	$2,926	$(1,293)

SuperMedia Inc.

Consolidated Statements of Cash Flows

Reported (GAAP) and Non-GAAP Financial Reconciliation - Free Cash Flow

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

(dollars in millions)

Unaudited	Year Ended 12/31/11	Year Ended 12/31/10	$ Change

Cash Flows from Operating Activities
Net (loss)	$(771)	$(196)	$(575)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Depreciation and amortization expense	172	186	(14)
Gain on early extinguishment of debt	(116)	(76)	(40)
Employee retirement benefits	14	11	3
Deferred income taxes	17	(225)	242
Provision for uncollectible accounts	64	61	3
Stock-based compensation expense	4	6	(2)
Impairment charge	1,003	—	1,003
Changes in current assets and liabilities
Accounts receivable and unbilled accounts receivable	(1)	675	(676)
Deferred directory costs	44	(175)	219
Other current assets	2	4	(2)
Accounts payable and accrued liabilities	(166)	244	(410)
Other, net	(22)	(6)	(16)
Net cash provided by operating activities	244	509	(265)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(19)	(45)	26
Proceeds from sale of assets	1	1	—
Net cash used in investing activities	(18)	(44)	26

Cash Flows from Financing Activities
Repayment of long-term debt	(308)	(500)	192
Other, net	(2)	(3)	1
Net cash used in financing activities	(310)	(503)	193
Decrease in cash and cash equivalents	(84)	(38)	(46)
Cash and cash equivalents, beginning of year	174	212	(38)
Cash and cash equivalents, end of year	$90	$174	$(84)

Non-GAAP Financial Reconciliation - Free Cash Flow

Unaudited	Year Ended 12/31/11	Year Ended 12/31/10	$ Change

Net cash provided by operating activities	$244	$509	$(265)
Less: Capital expenditures (including capitalized software)	(19)	(45)	26
Free Cash Flow	$225	$464	$(239)

SuperMedia Inc.

Advertising Sales

(dollars in millions)

	3 Mos. Ended	3 Mos. Ended	3 Mos. Ended	Year Ended	Year Ended	Year Ended
Unaudited	12/31/11	12/31/10	12/31/09	12/31/11	12/31/10	12/31/09

Net Advertising Sales(1) (2)	$405	$483	$570	$1,530	$1,839	$2,214
% Change year-over-year	(16.1)%	(15.3)%		(16.8)%	(16.9)%

Notes:

(1) Net advertising sales is an operating measure used by the Company to compare advertising sales for current advertising periods to corresponding sales for previous periods.  It is important to distinguish net advertising sales from operating revenue, which on our financial statements is recognized under the deferral and amortization method.

(2)  Advertising sales for the year ended December 31, 2011 include negative adjustments of $11 million or 0.6 percent related to the financial distress and operational wind down of a single certified marketing representative in our third-party national sales channel.  Excluding this impact, advertising sales for the year ended December 31, 2011 would have reflected a decline of 16.2 percent.  As of June 2011, these accounts have been transitioned to other certified marketing representative firms.